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                                Eaton Corporation
                         2004 Annual Report on Form 10-K
                                   Item 15(c)
                                 Exhibit 10(cc)

                       Amendment effective January 1, 2005
                                       to
                Plan for the Deferred Payment of Directors' Fees
         (originally adopted October 23, 1985 and as restated effective as of February 24, 2004)

     WHEREAS, Eaton Corporation (the "Company") presently maintains in effect the Plan for the Deferred Payment of Directors' Fees (the "Plan") established effective as of October 23, 1985, under an amended and restated document made effective as of February 24, 2004;

     WHEREAS, the American Jobs Creation Act of 2004 (the "Act") included provisions that affect the operation and tax treatment of arrangements such as the Plan, generally effective January 1, 2005;

     WHEREAS, it is desired that amounts earned and vested under the Plan for periods before January 1, 2005, remain subject to the law as in effect prior to enactment of the Act and that no material modification of any kind be made to the Plan or given effect after October 3, 2004, with respect to such amounts; and

     WHEREAS, it is desired to amend the Plan only as it relates to deferrals after December 31, 2004, to reflect the provisions of the Act, so as to enable the Participants under the Plan to continue to defer some or all eligible fees which may be payable to them for future services as a member of the Board of Directors of the Company or as chairman or a member of any committee of the Board;

     NOW, THEREFORE, the Plan is hereby amended in the respects hereinafter set forth, but with respect only to amounts deferred after December 31, 2004.

1. Section 2.07 is amended to provide as follows:

2.07 "Deferred Account Balance": At any particular date, the total of all
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     Compensation deferred under the Plan and earnings credited thereto less the amount of any deferred Compensation previously paid to the Participant; provided that separate records shall be maintained within the Deferred Account Balance to reflect Compensation deferred under the Plan for periods ending on and before December 31, 2004 and earnings credited thereto and Compensation deferred under the Plan for periods ending on and after January 1, 2005 and earnings credited thereto.

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2. Section 2.08 is amended to provide as follows:

2.08 "Deferred Compensation Agreement": The written agreement between the
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     Company and a Participant substantially in the form attached hereto as
     Exhibit A and made a part hereof, as the form of agreement may be amended by the Company from time to time.

3. Section 2.10 shall cease to be applicable and is amended to provide as follows:

2.10 Reserved.

4. Section 2.19 shall cease to be applicable and is amended to provide as follows:

2.19 Reserved.

5. A new paragraph (c) is added to Section 3.02 to provide as follows:

     (c) The Deferred Compensation Agreement electing deferral of Compensation for a particular calendar year must be made as described in paragraph
          (a) not later than December 31 of the preceding calendar year. Beginning with Compensation earned on and after January 1, 2005, the Deferred Compensation Agreement shall also contain the Participant's election with respect to the form of payment of such amounts.

6. Paragraph (b) of Section 4.01 is amended to provide as follows:

     (b) The Normal Plan Participation Termination Benefit shall be calculated by reference to the Participant's total Compensation deferred under the Plan and the rate or rates of interest specified in his or her Deferred Compensation Agreement; provided, however, that at the Participant's election, the Normal Plan Participation Termination Benefit shall be paid in a Lump Sum Payment.

7. Section 4.02 shall cease to be applicable and is amended to provide as follows:

4.02 Reserved.

8. A new Section 4.04 is added to provide as follows:

4.04 "Limitations on Distribution": Notwithstanding any provision of the Plan to
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     the contrary, Compensation deferred under the Plan shall not be distributed earlier than


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     (a)  separation from service as determined by the Secretary of the Treasury
          (except as provided below with respect to a key employee of the Company);

     (b) the date the Participant becomes disabled (within the meaning of Section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code"));

     (c)  death of the Participant;

     (d) a specified time (or pursuant to a fixed schedule) specified under the Plan at the date of the deferral of such Compensation;

     (e) to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company; or

     (f) the occurrence of an unforeseeable emergency as defined in Section 409A(a)(2)(B)(ii) of the Code.

     In the case of any key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company, distributions may not be made before the date which is six months after the date of separation from service (or, if earlier, the date of death of the Participant).

9. Section 5.02 is amended to provide as follows:

5.02 "Amount of Survivor Benefit": The Survivor Benefit shall be an amount equal
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     to the Participant's Deferred Account Balance at the date of his or her death together with interest thereon, compounded annually, from the date Compensation was deferred until the date it is completely paid by the Company (a "Deferral Period") at a rate equal to the prime rate set forth in The Wall Street Journal (or any successor thereto) (hereinafter referred
        ----------------------- to as the "Prime Rate") from time to time during the Deferral Period. The Survivor Benefit shall be paid in a lump sum.

10. Section 5.03 is amended to provide as follows:

5.03 "Survivor Benefit After Commencement of Benefit Payments to the
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     Participant": In the event a Participant who has begun to receive benefit
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     installment payments under the Plan dies prior to full payment of his or her Normal Plan Participation Termination Benefit or Early Termination Benefit, all remaining payments due hereunder shall be made to such Participant's Designated Beneficiary in a lump sum.

11. Section 6.02 shall cease to be applicable and is amended to provide as follows:


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6.02 Reserved.

12. Section 7.02 shall cease to be applicable and is amended to provide as follows:

7.02 Reserved.

13. A new Section 8.07 is added to provide as follows:

8.07 "American Jobs Creation Act of 2004 ": The Plan is intended to provide for
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     the deferral of compensation in accordance with the provisions of Section
     409A of the Code and Treasury Regulations and published guidance issued pursuant thereto for Compensation deferred after December 31, 2004. Accordingly, the Plan shall be construed in a manner consistent with those provisions and may at any time be amended in the manner and to the extent determined necessary or desirable by the Company to reflect or otherwise facilitate compliance with such provisions with respect to amounts deferred on and after January 1, 2005, including as contemplated by Section 885(f) of the American Jobs Creation Act of 2004. Moreover, to the extent permitted in guidance issued by the Secretary of the Treasury and in accordance with procedures established by the Committee, a Participant may be permitted to terminate participation in the Plan or cancel an outstanding deferral election with regard to amounts deferred after December 31, 2004. Notwithstanding any provisions of the Plan to the contrary, no otherwise permissible election or distribution shall be made or given effect under the Plan that would result in taxation of any amount under Section 409A of the Code.


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